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                                                                    EXHIBIT 23.2

                     [Deloitte Touche Tohmatsu Letterhead]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-73954, 333-27761, 333-58466, and 333-76940 of Nam Tai Electronics, Inc. on
Form S-8 and on Registration Statement No. 333-58468 of Nam Tai Electronics, Inc. on Form F-3, of our report dated March 15, 2002, appearing in this Annual Report on Amendment No. 1 to Form 20-F/A of Nam Tai Electronics, Inc. for the year ended December 31, 2002.


/s/ Deloitte Touche Tohmatsu
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Hong Kong
June 10, 2003